UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

_____________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of earliest event
  reported: November 1, 2007

American Airlines, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-2691	13-1502798
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4333 Amon Carter Blvd.	Fort Worth, Texas	76155
(Address of principal executive offices)		(Zip code)

(817) 963-1234
(Registrant's telephone number)

   (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This amendment to the current report on Form 8-K filed on October 31, 2007 is being filed due to an inadvertent error in that the speech at the Goldman Sachs Industrials Conference will be held at 11:25 AM ET, not at 11:25 PM ET, as previously filed.  This amendment contains no other changes to the information provided in the initial filing.

Item 7.01	Regulation FD Disclosure

AMR PRESENTING AT INVESTOR CONFERENCE

Tom Horton, Executive Vice President, Finance and Planning & CFO of AMR Corporation, the parent company of American Airlines, Inc., will speak at the Goldman Sachs Industrials Conference on Wednesday, November 7, 2007, at approximately 11:25 AM ET. Mr. Horton’s presentation will focus on AMR's recent financial performance and the outlook for the future.

A webcast of Mr. Horton’s remarks will be made available via the investor relations section of the American Airlines website at www.aa.com. Additionally, a replay of the speech will remain available for at least seven days following the event.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Airlines, Inc.

/s/ Kenneth W. Wimberly
Kenneth W. Wimberly
Corporate Secretary

Dated:  November 1, 2007